Exhibit 5.1

February 27, 2023

AirSculpt Technologies, Inc.

1111 Lincoln Road, Suite 802

Miami Beach, FL 33139

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AirSculpt Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-3 on February 27, 2023 (the “Registration Statement”), relating to the resale from time to time by certain selling stockholders of the Company of up to 43,316,360 shares of common stock, par value $0.001 per share, of the Company (the “Shares”).

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, (ii) the Registration Statement and all exhibits thereto, and (iii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We do not express any opinion herein concerning any law other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We hereby also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Sincerely,

/s/ McDermott Will & Emery LLP